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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864,
No. 333-1620, No. 333-34693, No. 333-34695, No. 333-46887 and No. 333-75361) of
Total Renal Care Holdings, Inc. of our report dated March 29, 1999, relating to the financial statements, which appears in this Annual Report on Form 10-K/A (Amendment No. 1). We also consent to the incorporation by reference of our report dated March 29, 1999 relating to the Financial Statement Schedule, which appears in this Form 10-K/A (Amendment No. 1).

PricewaterhouseCoopers LLP

Seattle, Washington

October 8, 1999